Exhibit 10.2

ADDENDUM
to a
NOK 600,000,000

Multi-Currency Revolving Credit Facility Agreement
originally dated 27 December 2012, and as amended by an

Amendment and Restatement Agreement

dated 23 October 2014

This Addendum (the “Addendum”) is made on 13 February 2015 between:

(i)	Gulfmark Rederi AS of Strandgata 5, 4307 Sandnes, Norway, organisation no. 979 212 658, as borrower (the “Borrower”);

(ii)	The banks and financial institutions listed in Schedule 1 of the Agreement (as defined below), as lenders (together, the “Lenders”);

(iii)	DNB BANK ASA of Solheimsgaten 7C (formerly Lars Hillesgt 30) N-5058 Bergen, Norway, organisation number 984 851 006, as mandated lead arranger (the “Arranger”); and

(iv)	DNB BANK ASA of Solheimsgaten 7C (formerly Lars Hillesgt 30) N-5058 Bergen, Norway, organisation number 984 851 006, as bookrunner, facility and syndication agent (the “Agent”).

(The above mentioned hereinafter also referred to as the “Parties”).

WHEREAS:

A.

The Parties have entered into a NOK 600,000,000 Multi-Currency Revolving Credit Facility Agreement dated 27 December 2012, as amended by an Amendment and Restatement Agreement dated 23 October 2014 (as amended from time to time, the “Agreement”), whereby the Lenders agreed to make available to the Borrower a revolving credit facility in the aggregate principal amount of up to NOK 600,000,000;

B.	The Parties have agreed on an amendment of the interest coverage provisions of the Parent Guarantor in the Agreement, on the terms and conditions set out in this Addendum;

NOW IT IS HEREBY AGREED AS FOLLOWS:

1	DEFINITIONS

In this Addendum, unless the context otherwise requires, terms defined in the Agreement shall bear the same meaning when used herein and in the preamble hereto. In addition, the Agreement means the Agreement as supplemented and amended by this Addendum.

2	Effective date

The provisions of this Addendum shall take effect only if the Agent has received all the documents and other evidence listed in Clause 6 (Conditions precedent) hereto, each in a form and substance satisfactory to it. The Agent shall notify the Borrower in writing promptly upon being so satisfied (the “Effective Date”).

3	amendments to the agreement

With effect from the Effective Date of this Addendum, the Agreement shall be amended in the following respect:

3.1	Interest Coverage – Parent Guarantor

The Parties agree that Clause 20.1 (Interest Coverage – Parent Guarantor) shall be amended and restated in its entirety to read as follows:

“

20.1	Interest Coverage – Parent Guarantor

The ratio of EBITDA to Interest Expense (including amounts of capitalized interest) of the Parent Guarantor on a consolidated basis shall, as of the end of each fiscal quarterly period of the Parent Guarantor, not be less than;

a)	in respect of the 4th quarterly period of 2014, 4.00:1.00;

b)	in respect of the 1st quarterly period of 2015, 3.50:1.00;

c)	in respect of the 2nd quarterly period of 2015, 3.00:1.00;

d)	in the period from and including the 3rd quarterly period of 2015, until and including the 2nd quarterly period of 2016, 2.00:1.00;

e)	in the period from and including the 3rd quarterly period of 2016, until and including the 4th quarterly period of 2016, 2.50:1.00;

f)	in the period from and including the 1st quarterly period of 2017, until and including the 2nd quarterly period of 2018, 3.00:1.00; and

g)	from and including the 3rd quarterly period of 2018, 4.00:1.00.

”

4	amendment fee

The Borrower shall pay to the Agent (for distribution to the Lenders) an amendment fee in an amount corresponding to 0.30% (zero point thirty per cent) of the Total Commitments, due and payable on the Effective Date.

5	continued force and effect

Except as set out in this Addendum, the Agreement shall continue in full force and effect, and the Agreement and this Addendum shall be read and construed as one instrument. Further, the Borrower confirms that the Security Documents will continue in full force and effect, and extend to the liabilities and obligations of the Borrower and the Parent Guarantor under the Agreement as amended by this Addendum.

6	conditions precedents

As conditions precedent for the amendments to the Agreement set forth in this Addendum coming into effect, the Borrower shall deliver to the Agent the following documents or evidence of facts (as the case may be) in a form and substance satisfactory to the Agent:

a)	This Addendum duly signed;

b)

Resolutions passed at a board meeting of the Borrower evidencing the approval of the terms of this Addendum, and the authorisation of its appropriate officer or officers or other representatives to execute this Addendum;

c)

Resolutions passed at a board meeting of the Parent Guarantor evidencing the approval of the terms of this Addendum, and the authorisation of its appropriate officer or officers or other representatives to execute this Addendum;

d)	Evidence of payment of the amendment fee as set out in clause 4 to this Addendum;

e)	A legal opinion as regards Norwegian Law matter, issued by Advokatfirmaet Thommessen AS; and

f)	A legal opinion as regards laws of the State of Delaware issued by Norton Rose Fulbright.

7	Governing law and jurisdiction

This Addendum shall be governed by and construed in accordance with Norwegian Law, and Clause 31 of the Agreement applies to this Addendum and any disputes that may arise in relation hereto.

This Addendum has been executed in three copies.

* * *

SIGNATORIES:

The Borrower:

Gulfmark Rederi AS

By: /s/ Quintin V. Kneen

Name:     Quintin V. Kneen

Title:       Director

The Lenders:

DNB Bank ASA

By: /s/ Thomas Nordahl

Name:     Thomas Nordahl

Title:       Senior Vice President

By: /s/ Kjell Erik Mjos

Name:     Kjell Erik Mjos

Title:       Senior Vice President

The Agent and Arranger:

DNB Bank ASA

By: /s/ Thomas Nordahl

Name:     Thomas Nordahl

Title:       Senior Vice President

By: /s/ Kjell Erik Mjos

Name:     Kjell Erik Mjos

Title:       Senior Vice President

The content of this Addendum is duly acknowledged and agreed, and capitalized terms used herein have the meaning set forth therefor in the Agreement. Furthermore the undersigned confirms as Parent Guarantor that the Parent Guarantee, and any other Finance Document to which the undersigned is a party, shall remain in full force and effect.

The Parent Guarantor:

GulfMark Offshore, Inc.

By: /s/ James M. Mitchell

Name: James M. Mitchell
Title: Executive Vice President and Chief Financial Officer

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